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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March
16, 2007 on our audits of the consolidated balance sheets of United Bancorp, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2006, and on United Bancorp's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of United Bancorp, Inc. as of December 31, 2006, which appear on page A-22 of United Bancorp's Annual Report on Form 10-K for the year ended December 31, 2006, in United Bancorp, Inc.'s Prospectus and Registration Statement on Form S-8 pertaining to the Senior Management Bonus Deferral Stock Plan.


/s/ BKD, LLP
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BKD, LLP

Indianapolis, Indiana
July 12, 2007